Exhibit 32.0

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sugar Creek Financial (the “Company”) on Form 10-KSB for the fiscal year ended March 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certify pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of and for the period covered by this Report.

By:	/s/ Robert J. Stroh, Jr.
Robert J. Stroh, Jr. Chairman, Chief Executive Officer and Chief Financial Officer June 27, 2007